Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, AIG Debenture-Backed Series 2002-10

*CUSIP:	21988G429	Class	A-1
	21988GBU9	Class	A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 19, 2013.

INTEREST ACCOUNT

Balance as of January 31, 2013	$	0.00
Scheduled Income received on securities	$	0.00
Unscheduled Income received on securities	$	0.00
Interest portion of March 19, 2013 Call Price received March 19, 2013 upon exercise of Call Warrants by 100% of the holders thereof relating to $1,700,000 face amount of Underlying Securities	$	133,577.77
Interest portion of Tender Offer proceeds received March 19, 2013 from tender of $32,646,000 face amount of Underlying Securities pursuant to the cash tender offer launched by AIG at the direction of and upon exercise of Call Warrants by 100% of the holders thereof relating to such face amount of Underlying Securities	$	248,835.07

LESS:
Distribution of accrued interest to Class A-1 Holders on March 19, 2013	–$	235,225.35
Distribution of accrued interest to Class A-2 Holders on March 19, 2013	–$	26,567.30
Distribution to exercising Call Warrants holder of interest portion of excess of the Tender Offer proceeds over the corresponding Call Price on March 19, 2013	–$	120,620.19
Distribution to Depositor	–$	0.00
Distribution to Trustee	–$	0.00
Balance as of March 19, 2013	$	0.00

PRINCIPAL ACCOUNT

Balance as of January 31, 2013	$	0.00
Scheduled principal payment received on securities	$	0.00
Principal portion of March 19, 2013 Call Price received March 19, 2013 upon exercise of Call Warrants by 100% of the holders thereof relating to $1,700,000 face amount of Underlying Securities	$	1,276,700.00
Principal portion of Tender Offer proceeds received March 19, 2013 from tender of $32,646,000 face amount of Underlying Securities pursuant to the cash tender offer launched by AIG at the direction of and upon exercise of Call Warrants by 100% of the holders thereof relating to such face amount of Underlying Securities	$	32,379,935.10

LESS:
Distribution of principal to Class A-1 Holders on March 19, 2013 Call Date	–$	25,793,825.00
Distribution of notional cash to Class A-2 Holders on March 19, 2013 Call Date	–$	2,436,958.00
Distribution to exercising Call Warrants holder of principal portion of excess of the Tender Offer proceeds over the corresponding Call Price on March 19, 2013	–$	5,425,852.10
Tender of $32,646,000 face amount of Underlying Securities pursuant to the cash tender offer launched by AIG at the direction of and upon exercise of Call Warrants by 100% of the holders thereof relating to such face amount of Underlying Securities on March 19, 2013	–$	0.00
Distribution of $1,700,000 principal amount of underlying securities to Call Warrants Holder on March 19, 2013	–$	0.00

Balance as of March 19, 2013	$	0.00

UNDERLYING SECURITIES HELD AS OF March 19, 2013

Principal Amount	Title of Security

$0	American International Group (AIG), successor to SunAmerica, Inc. 5.60% Debentures due July 31, 2097
*CUSIP: 866930AG5

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.